EX-99.B10(ii)

[Deloitte & Touche LLP letterhead]

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-91362 of United Companies Separate Account One on Form N-4 of our report dated February 29, 1996 relating to the financial statements of United Companies Life Insurance Company as of December 31, 1995 and for the two years then ended.

/s/Deloitte & Touche LLP


Baton Rouge, Louisiana
April 24, 1997